UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

JAMESON STANFORD RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0969619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2014, Jameson Stanford Resources Corporation’s (the “Company”) Chief Executive Officer and Chairman of the Board of Directors, Joseph Marchal, along with Edward Brogan, a Director, agreed to convert $1,500,000 aggregate principal of the Company’s convertible debt previously issued to them (the “Convertible Debt”) along with accrued interest of $175,433 into an aggregate of 3,350,867 shares of the Company’s unregistered common stock (the “Conversion”). In connection with the Conversion, the Company entered into an Amendment to Common Stock Purchase Warrants related to warrants to purchase an aggregate of 1,500,000 shares of the Company’s common stock (the “Warrants”). The Warrants were issued to Messrs. Marchal and Brogan in connection with the issuance of the Convertible Debt (the “Warrant Amendment”). The Warrant Amendment reduces the Exercise Price of all unexercised Warrants from $1.00 per share to $0.50 per share. Messrs. Marchal and Brogan exercised the Warrants pursuant to its cashless exercise provisions and were issued an aggregate of 750,000 shares of the Company’s unregistered common stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

The shares of the Company’s common stock issued in connection with the Conversion and Exercise were issued in a private transaction exempt from registration under the Securities Act of 1933, in reliance on exemptions provided by Sections 3(a)(9) and 4(a)(2) of that Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of Amendment to Common Stock Purchase Warrant dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION.

Date: October 29, 2014	By:	/s/ Donna S. Moore
Donna S. Moore, Interim Chief Financial Officer